UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                  FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): April 8, 2005

                          VISKASE COMPANIES, INC.
       (Exact name of registrant as specified in its charter)


Delaware                           0-5485                    95-2677354
(State or other jurisdiction     (Commission               (IRS Employer
of incorporation)                File Number)              Identification No.


625 Willowbrook Centre Parkway, Willowbrook, Illinois            60527
        (Address of principal executive offices)              (Zip Code)


                              (630) 789-4900
          (Registrant's telephone number, including area code)

                               Not Applicable
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On April 8, 2005, the Board of Directors (the "Board") of Viskase Companies, Inc. (the "Company") approved a plan under which the Company will restructure its finishing operations by relocating finishing from its facility in Kentland, Indiana to a facility in Mexico. The Company notified employees affected by the restructuring on May 4, 2005. The Company expects to complete the restructuring by the end of 2006.

The relocation of the finishing operations is intended to lower costs and optimize operations. The total cost of the restructuring, exclusive of capital expenditures, is expected to be approximately $15,000,000, substantially all of which will result in future cash expenditures. The major types of costs associated with the restructuring and the estimated total amount of such costs is as follows:

  Implementation and transition                              $7,000,000
  Training, severance and other employment-related costs     $5,000,000
  Moving and shutdown costs                                  $3,000,000

The Company also expects to make capital expenditures of approximately $5 million to $6 million in connection with the restructuring. The Company expects to incur a substantial portion of these costs and capital expenditures beginning in the second quarter of 2005 and expects to continue to incur them through the end of 2006. The Company believes that the restructuring will yield annual operating cost reductions of between $7 million and $8 million when the project is complete.

Statements included within this filing that are not historical in nature, including the Company's cost reduction plans and the anticipated cost and timing of such plans, constitute forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or events to be materially different from any future results, performance or events expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, general business and economic conditions; competitive pricing pressures for our products; changes in other costs; opportunities that may be presented to and pursued by us; determinations by regulatory and governmental authorities; the effectiveness, timing and cost of the Company's finishing operations restructuring; and the ability to achieve other cost reductions and efficiencies. Additional information regarding these risks, uncertainties and other matters are set forth in the Company's filings with the Securities and Exchange Commission.

Item 7.01  OTHER EVENTS

On May 4, 2005, Viskase Companies, Inc. announced that its Board of Directors is evaluating possible strategic alternatives and that the Company has retained Harris Williams Advisors, Inc. in connection with such evaluation.

Included herein as Exhibit 99.1 is the Company's press release issued May 4, 2005 which announced the retention of Harris Williams Advisors, Inc. and restructuring of the Company's finishing operations.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.     Description
----------      -----------

99.1            Press Release dated May 4, 2005.



                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VISKASE COMPANIES, INC.

                              By:
                                   ----------------------------
                                   Gordon S. Donovan
                                   Vice President and Chief Financial Officer

Date: May 4, 2005